                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

     THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is made and entered into on October 24, 2003 by and between VICOR TECHNOLOGIES, INC., a
Delaware corporation ("Vicor"), and DAVID H. FATER (the "Employee").

                                    RECITALS:

     WHEREAS, Vicor and the Employee are parties to an Employment Agreement dated as of June 1, 2002 (the "Employment Agreement"), a copy of which is attached hereto as Exhibit "A"; and

     WHEREAS, the parties hereto now wish to further amend the Employment
Agreement and to reflect this new amendment in this Amendment.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

     1. Term of Employment. Section 1 Paragraph (a) shall be amended to read as follows:

          1.(a) The Term of the Executive's employment hereunder will commence on the Effective Date and end on the three year anniversary of the
          Effective Date, unless sooner terminated in accordance with the provisions hereof (the "Term"); However, the Employment Agreement shall be extended one year from the original termination date upon the date that the Company receives notification of Food and Drug
          Administration approval for the operation, distribution and sale of the Vicor PD2i Cardiac Analyzer; provided however that on each anniversary date of the Effective Date, the Term shall be
          automatically extended for an additional one (1) year period.

     2. Section 3, Paragraph (a) shall be amended to read as follows:

          3. (a) BASE SALARY The Company promises to pay Employee during the first year of Employment hereunder an annualized base salary of
          $150,000 (the "Base"), less applicable deductions, payable in installments according to the Company's normal payroll practices.
          Employee's Base will be adjusted upward on each anniversary of the
          Effective Date (or more frequently, at the Company's discretion) by a percentage equal to not less than the higher of the increase in the
          Consumer Price Index for the preceding year or the increase in the core rate of inflation for the preceding year, each as reported by the
          United States Government, to reflect cost of living increases.
          However, upon the occurrence of the first to occur of one of the following events:

               o    Funding received by Vicor Technologies, Inc. of $3 million

               o    Consummation of a significant liquidity event or

               o    Significant enhancement of the value of the Company (at the discretion of the Board of Directors)

          then annual increases to the base compensation will be made in the amount of 10% and Employee will be entitled to an annual bonus of 20%
          of his Base Salary.

     3. All Other Provisions Remain in Effect. All remaining terms, conditions and provisions of the Employment Agreement (as amended by the First Amendment and Second Amendment) which are not amended by this Amendment shall remain in full force and effect in accordance with their terms.

     4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to any principles of choice of law or conflicts of law. Any action arising out of or in connection with this Amendment shall be brought in the appropriate court located in Palm Beach County, Florida, and each party hereto hereby waives any objection that it may have to such choice of venue, including, without limitation, an objection based on an assertion that such choice of venue constitutes an inconvenient forum.

     5. Amendments Must be Written; Severability. Any amendment or revision to this Amendment must be written and signed on behalf of both parties hereto.
Notwithstanding this requirement, if any provision of this Amendment is determined by a court of competent jurisdiction to be invalid or unenforceable under applicable law, such provision shall be considered to be unenforceable or ineffective only to the extent of such invalidity or unenforcability without invalidating the remainder of such provision or the remaining provisions of this
Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused their authorized representatives to execute this Amendment to Employment Agreement as of the date first above written.

                                      VICOR TECHNOLOGIES, INC.

                                      /s/ Jerry Achin
                                      ------------------------------------------
                                      Name: Jerry Anchin, Ph.D.
                                      Title: Vice President and Director R&D

                                      /s/ David H. Fater
                                      ------------------------------------------
                                      DAVID H. FATER

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